UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
June 5, 2020
Dear Shareholder:
You are cordially invited to attend the 2020 Annual Meeting of Shareholders, which is to be held at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY at 10:00 a.m. on Wednesday, July 15, 2020. Your Board of Directors looks forward to greeting those shareholders that are able to attend. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.
For the Annual Meeting, we are pleased to take advantage of the “Notice and Access” rule adopted by the Securities and Exchange Commission to furnish proxy materials to shareholders over the internet. We believe this process will provide you with an efficient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about June 5, 2020, we intend to mail to most shareholders only a Notice of Internet Availability of Proxy Materials that tells them how to access and review information contained in the proxy materials and vote electronically over the internet. If you received only the Notice in the mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.
At the Annual Meeting, you will be asked to (i) elect eight Directors, (ii) ratify the appointment of Deloitte & Touche LLP as the company’s auditors for the fiscal year ending December 31, 2020, and (iii) approve a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to allow the Board of Directors of the Company to set the size of the Board of Directors. Your Board of Directors recommends that you vote your shares “FOR” proposals (i), (ii), and (iii). These proposals are more fully described in the accompanying proxy statement.
As part of our precautions regarding the coronavirus (COVID-19), we are sensitive to the public health and travel concerns that our shareholders may have as well as any protocols that federal, state, or local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding the conduct of our meeting, which may include changing the time, date, or location of our meeting or the means by which it will be held (which may be a virtual-only meeting), we will announce this decision in advance, and details will be posted on our website and filed with the SEC. The Company reserves the right to require that all individuals attending the meeting comply with then-applicable health and safety orders or guidelines, including observing social distancing and wearing personal protective equipment such as masks, and comply with any additional reasonable rules and regulations that the Company implements in order to protect the health and safety of attendees. In addition, to the attend the meeting, you must provide proof of ownership of our stock as provided below under “Proof of Ownership Required for Attending Meeting in Person.”
Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented. Please vote your shares using the internet or a toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card and you will receive in response to your request. Instructions on using each of these voting methods are outlined in the proxy statement. Your cooperation will ensure that your shares are voted.
Thank you for your continued support.
Sincerely,

Arthur L. Regan Chairman of the Board

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 15, 2020
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco”), is to be held on July 15, 2020 at 10:00 a.m. (local time), at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY for the following purposes:
1.	To elect the eight directors named in the proxy statement to the Board of Directors of Genco;
2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2020;
3.
To consider and vote upon a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to allow the Board of Directors of the Company to set the size of the Board of Directors (the “Board Size Amendment”);

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
In the event Proposal No. 3 is passed, the Board intends to set the number of directors at eight. In the event Proposal No. 3 is not passed, the Board intends to fill the resulting vacancy with a candidate nominated by the Nominating and Corporate Governance Committee and elected by the Board. No candidate for such a vacancy has been identified at the present time.
Shareholders of record at the close of business on May 22, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.
All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL. PLEASE REFER TO THE ENCLOSED PROXY FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
By Order of the Board of Directors,

John C. Wobensmith Chief Executive Officer and President New York, New York June 5, 2020

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 15, 2020
This proxy statement is furnished to shareholders of Genco Shipping & Trading Limited (“Genco” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Genco (the “Board”) for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY, on July 15, 2020 at 10:00 a.m., and at any adjournment or postponement thereof.
We may determine it is necessary or appropriate to take steps regarding the conduct of our meeting in light of precautions regarding the coronavirus (COVID-19), any protocols that federal, state, or local governments or otherwise. These may include changing the time, date, or location of our meeting or the means by which it will be held (which may be a virtual-only meeting). We will announce any such decision in advance, and details will be posted on our website and filed with the SEC. The Company reserves the right to require that all individuals attending the meeting comply with then-applicable health and safety orders or guidelines, including observing social distancing and wearing personal protective equipment such as masks, and comply with any additional reasonable rules and regulations that the Company implements in order to protect the health and safety of attendees.
This proxy statement and the accompanying form of proxy or the Notice of Internet Availability are first being mailed to shareholders on or about June 5, 2020.
VOTING RIGHTS AND SOLICITATION OF PROXIES
Purpose of the Annual Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.
Record Date and Outstanding Shares
The Board has fixed the close of business on May 22, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of May 22, 2020, Genco had issued and outstanding 41,801,753 shares of common stock. The common stock comprises all of Genco’s issued and outstanding voting stock.
Revocability and Voting of Proxies
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:
•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Annual Meeting and voting in person.

Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.
All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy.
If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted “FOR” the election of such nominee and “FOR” the approval of each proposal. If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone or sign, date and return a proxy card, you must attend the annual meeting in person in order to vote. If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you can vote by following the directions provided to you by your bank or brokerage firm. If the shares you own are held in street name and you wish to vote in person at the annual meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the annual meeting. Please contact the organization that holds your shares for instructions on how to obtain a legal proxy. You must bring a copy of the legal proxy to the annual meeting and present it with your ballot in order for your vote to be counted.
If you hold your shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide specific voting instructions. Banks and brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent auditors is a routine matter that is considered a “discretionary” item under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the annual meeting.
The proposals to elect directors is a non-routine matter for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on this proposal on behalf of beneficial owners if such owners do not return specific voting instructions.
Voting at the Annual Meeting
Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Proposal		Vote Required	Effect of Abstentions	Effect of Broker “Non-Votes”
1.	Election of Directors	Plurality of votes cast	No effect	No effect

2.	Ratification of Appointment of Independent Auditors	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

3.	Board Size Amendment	Affirmative vote of at least 66.67% of the common stock outstanding and entitled to vote	Same effect as a vote “against”	Same effect as a vote “against”

For directions to be able to attend the meeting and vote in person, please contact us by sending an e-mail to finance@gencoshipping.com.
Proof of Ownership Required for Attending Meeting in Person
You are entitled to attend the 2020 Annual Meeting only if you are a stockholder of record as of the close of business on May 22, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the 2020 Annual Meeting, you must present proof of ownership of company stock on the record date. This can be:
•	a brokerage statement or letter from a bank or broker indicating ownership on May 22, 2020,
•	a proxy card,
•	a voting instruction form, or
•	a legal proxy provided by your broker, bank or nominee.
Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.
Solicitation
We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held July 15, 2020.
Our Proxy Statement and Annual Report to Shareholders are
available at www.proxyvote.com.
Your vote is important. Thank you for voting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Under Genco’s Certificate of Incorporation, as amended, all members of the Board of Directors currently have terms expiring at the 2020 Annual Meeting. The Board of Directors has nominated directors currently serving on the Board of Directors (other than Daniel Y. Han, who has resigned from the Board effective as of the convening of the annual shareholders’ meeting), for re-election to serve as directors of the Company for a one-year term until the 2020 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.
Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF THE NOMINEES AS DIRECTORS.
In the event Proposal No. 3 is passed, the Board intends to set the number of directors at eight. In the event Proposal No. 3 is not passed, the Board intends to fill the resulting vacancy with a candidate nominated by the Nominating and Corporate Governance Committee and elected by the Board. No candidate for such a vacancy has been identified at the present time.
Nominee Information
The following table sets forth information regarding the nominees for re-election as directors:
Name	Age	Position
Arthur L. Regan	57	Director
James G. Dolphin	52	Director
Kathleen C. Haines	65	Director
Kevin Mahony	32	Director
Christoph Majeske	41	Director
Basil G. Mavroleon	72	Director
Jason Scheir	39	Director
Bao D. Truong	46	Director
Arthur L. Regan has served as a director of Genco since February 17, 2016 and was named Interim Executive Chairman of the Board on October 13, 2016 and Chairman of the Board on June 5, 2020. Mr. Regan has been an Operating Partner with Apollo Investment Consulting LLC since 2015. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management, LLC (“Apollo”), which has directly managed and advised Apollo on investments across the shipping industry. Affiliates of Apollo beneficially own a significant percentage of the Company’s common stock. From 2010 to 2015, Mr. Regan was President, Chief Executive Officer, and a Director of Veritable Maritime Holdings LLC, an international shipowning entity funded principally by affiliates of Apollo. Mr. Regan has more than 30 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and dry bulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the Classification Society DNV-GL. Mr. Regan has been an independent director of Chembulk Tankers since 2018. As a result of these and other professional experiences, Genco believes Mr. Regan possesses knowledge and experience regarding general business, finance, and the shipping industry that strengthen the Board’s collective qualifications, skills and experience. Mr. Regan was recommended to serve on the Board by Apollo.

James G. Dolphin has served as a director of Genco since July 21, 2014. Mr. Dolphin has served as the Managing Director and President of AMA Capital Partners, LLC, since 2001. AMA is a leading shipping and offshore merchant bank and advisor. Prior to joining AMA, Mr. Dolphin served as a Principal of Booz Allen Hamilton, serving as the leader of their commercial freight management consultancy practice. Mr. Dolphin also served as a Transportation Executive with First National Bank of Maryland. Mr. Dolphin received his B.A. in Economics and Managerial Studies from Rice University. As a result of these and other professional experiences, Genco believes Mr. Dolphin possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Kathleen C. Haines has served as a director of Genco since May 17, 2017. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“Heidmar”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar, which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar, Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S.-based NYSE-listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chairman of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and a Member of the Executive Committee and is a member of the Finance and Endowment Committee as well as the Strategic Planning and Governance/Nominating Committees. She is active in numerous professional associations, including the American Institute of Certified Public Accountants, and is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines also served on the Board of the New York Maritime Association. Ms. Haines holds a Bachelor of Arts degree in Accounting from Texas Tech University and is a controllership graduate from the University of Wisconsin, School of Bank Administration. As a result of these and other professional experiences, Genco believes Ms. Haines possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Kevin Mahony has served as a director of Genco since September 16, 2015. Mr. Mahony is a Managing Director at Centerbridge Partners, L.P. (“Centerbridge”), which he joined in July 2014. Prior to joining Centerbridge, Mr. Mahony was an Associate at Oaktree Capital Management in its Global Principal Group from 2012 to 2014 and an investment banking Analyst at Lazard in its Restructuring Group from 2010 to 2012. Mr. Mahony graduated with distinction from the University of Virginia with a B.S. in Commerce with concentrations in finance, management and a track in entrepreneurship and a B.A. in Art History. Mr. Mahony previously served on the Board of Directors of Linn Energy, Inc. As a result of these and other professional experiences, Genco believes Mr. Mahony possesses knowledge and experience regarding general business and finance that strengthen the Board’s collective qualifications, skills and experience. Furthermore, given Mr. Mahony’s relationship with Centerbridge, Genco believes he provides the Board with the perspective of a significant stockholder. Mr. Mahony was recommended to serve on the Board by Centerbridge and serves as one of two nominees under Centerbridge’s 2016 Purchase Agreement with us.
Christoph Majeske has served as a director of Genco since January 4, 2017. Mr. Majeske is a Director of SVP, which he joined in 2015. Mr. Majeske is a member of the North American investment team with a focus on energy, transportation and industrials. He also serves on the Board of Directors of SilverBow Resources, Inc., White Energy, Dolphin Drilling, and PureField Ingredients. He was formerly on the Board of Directors of GSE Environmental. From 2006 to 2015, Mr. Majeske was a Vice President and Operating Executive of Cerberus Capital Management. At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries. From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers. He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan. As a result of these and other professional experiences, the Company believes Mr. Majeske possesses knowledge and experience regarding general business and finance that strengthen the Board’s collective qualifications, skills and experience.

Furthermore, given Mr. Majeske’s relationship with SVP, Genco believes he provides the Board with the perspective of a significant shareholder. Mr. Majeske was recommended to serve on the Board by SVP and serves as the nominee under SVP’s 2016 Purchase Agreement with us.
Basil G. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 45 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon is a director of Pyxis Tankers, Inc. where he serves on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is a member of the Baltic Exchange, is on the board of the Associate Membership Committee of Intertanko, a member of the Association of Ship Brokers and Agents, is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Hellenic Chamber of Commerce, the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. As a result of these and other professional experiences, we believe Mr. Mavroleon possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Jason Scheir has served as a director of Genco since December 19, 2016. Mr. Scheir is a Partner at Apollo, and U.S. Head of Apollo’s Hybrid Value Group, which he joined in 2008. Mr. Scheir serves on the board of directors of Ridgeback Resources and has previously served as a director of Classic Party Rentals, MSEA Tankers, Northstar Services, Panolam Industries International, and Prime Marine. He is also a board observer of Expedia Group Inc. and Gannett Co. Inc. Prior to joining Apollo, Mr. Scheir worked at Tailwind Capital, a middle market private equity firm. Prior to joining Tailwind, Mr. Scheir was a member of the Restructuring Group and Mergers & Acquisitions Group at Rothschild Inc. Mr. Scheir graduated magna cum laude from Cornell University with a BS in Applied Economics and received his MBA with honors from the University of Pennsylvania's Wharton School. As a result of these and other professional experiences, the Company believes Mr. Scheir possesses knowledge and experience regarding general business and finance that strengthen the Board’s collective qualifications, skills and experience. Furthermore, given Mr. Scheir’s relationship with Apollo, Genco believes he provides the Board with the perspective of a significant stockholder. Mr. Scheir was recommended to serve on the Board by Apollo and serves as the nominee under Apollo’s 2016 Purchase Agreement with us.
Bao D. Truong has served as a director of Genco since July 21, 2014. Mr. Truong is a Senior Managing Director at Centerbridge, which he joined in 2010. Prior to joining Centerbridge, Mr. Truong was a Managing Director and Partner in the credit business of Fortress Investment Group LLC. While at Fortress from 2004 to 2010, Mr. Truong was engaged principally in public market investments across the corporate capital structure, with a focus on distressed and special situations. Prior to his time at Fortress, Mr. Truong was a member of the distressed/high-yield research and trading business of Lehman Brothers Inc. Mr. Truong graduated magna cum laude from the University of Pennsylvania, where he was a Benjamin Franklin Scholar, with degrees in Finance (Wharton) and Computer Science & Engineering. He received his M.B.A. from Harvard Business School. Mr. Truong serves on the Board of Directors of IPC Corp., Craftworks Holdings LLC, Penhall Holdings Company, and Seitel Holdings, Inc. As a result of these and other professional experiences, Genco believes Mr. Truong possesses knowledge and experience regarding general business and finance that strengthen the

Genco Board’s collective qualifications, skills and experience. Furthermore, given Mr. Truong’s relationship with Centerbridge, Genco believes he provides the Board with the perspective of a significant stockholder. Mr. Truong was recommended to serve on the Board by Centerbridge and serves as one of two nominees under Centerbridge’s 2016 Purchase Agreement with us.
Under stock purchase agreements, or Purchase Agreements, effective as of October 4, 2016, as amended, that we entered into with certain of our significant shareholders, these shareholders have the right, subject to certain conditions, to designate one individual for nomination for election to the Board if they beneficially own at least 12.5% of our total outstanding Common Stock and two such individuals if they beneficially own at least 25% of the total outstanding Common Stock. Messrs. Mahony, Majeske, Scheir, and Truong have been nominated pursuant to these Purchase Agreements as described above.
Corporate Governance
Governance Materials - All of the Company’s corporate governance materials, including the committee charters of the Board and the Company’s Corporate Governance Guidelines, are published in the Governance section of the Company’s website under “Investor Relations” at www.gencoshipping.com. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted. Any modifications are reflected on the Company’s website.
Director Independence - It is the Genco Board’s objective that a majority of the Genco Board consist of independent directors. For a director to be considered independent, the Genco Board must determine that the director does not have any material relationship with Genco. The Genco Board follows the criteria set forth in applicable NYSE listing standards to determine director independence. The Genco Board will consider all relevant facts and circumstances in making an independence determination.
All members of the Genco Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by applicable NYSE listing standards. Members of the Genco Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Genco or any of its subsidiaries other than their director compensation.
The independent directors of Genco are James G. Dolphin, Kathleen C. Haines, Daniel Y. Han, Christoph Majeske, Basil G. Mavroleon and Jason Scheir. In determining that Mr. Mavroleon is independent, the Board considered that Mr. Mavroleon is an independent contractor of WeberSeas (Hellas) S.A. (“WeberSeas”), which has acted as a broker introducing potential buyers to Genco in connection with sales of certain of Genco’s vessels. The Board deemed Mr. Mavroleon's relationship with WeberSeas not to be material, as Mr. Mavroleon did not receive any payment or other economic benefit from any vessel sales and recused himself from participating in such vessel sales. In determining that Messrs. Han, Majeske, and Scheir are independent, the Board considered that such individuals are employed by large shareholders. The Board deemed these relationships not to be material, as none of these individuals are employed by or function as an executive officer of any such entity that invested in Genco, and the ownership of even a significant amount of stock would not, by itself, preclude an independence finding, as the concern is independence from management. The Board has determined that each of the members of the Audit, the Compensation and the Nominating and Corporate Governance Committees, respectively, are independent as defined in the applicable NYSE listing standards.
Code of Ethics - All directors, officers, employees and agents of Genco must act ethically at all times and in accordance with the policies comprising Genco’s code of ethics set forth in the its Code of Ethics. Under Genco’s Code of Ethics, the Genco Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.
Genco’s Code of Ethics is available on Genco’s website at www.gencoshipping.com and is available in print to any shareholder upon request. Genco intends to provide any disclosures regarding the amendment or waiver of its Code of Ethics on its website.
Communicating Concerns to Directors - Shareholders or other interested parties may communicate directly with any individual director, with the Genco Board as a group, with the Chairman or other presiding director for the non-management directors, or with non-management directors as a group pursuant to Section 303A.03 of the

NYSE’s Listed Company Manual. All of Genco’s directors other than Mr. Regan are currently non-management directors. All communications should be in writing and should be addressed to the intended recipient(s), c/o John C. Wobensmith, Secretary, 299 Park Avenue, 12th Floor, New York, New York 10171. Once the communication is received by the Secretary, the Secretary reviews the communication. Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to Genco’s directors. Other communications are promptly forwarded to the addressee.
Board Meetings and Committees
During fiscal year 2019, there were seven meetings of the Genco Board of Directors. Genco’s Board of Directors was comprised of Arthur L. Regan, James G. Dolphin, Kathleen C. Haines, Daniel Y. Han, Kevin Mahony, Christoph Majeske, Basil G. Mavroleon, Jason Scheir, and Bao D. Truong. A quorum of directors was present, either in person or telephonically, for all of the meetings. Actions were also taken during the year by unanimous written consent of Genco’s directors. All directors attended at least 75% of the aggregate of the total number of meetings of the Genco Board of Directors and the total number of meetings of all Committees of the Genco Board of Directors on which they served. Genco encourages all directors to attend each annual meeting of shareholders. Five directors attended the 2019 Annual Meeting of Shareholders.
Genco’s Audit Committee was comprised of James G. Dolphin, Kathleen C. Haines and Basil G. Mavroleon during fiscal year 2019. Ms. Haines is a financial expert as defined under Item 401(h)(2) of Regulation S-K. All of these individuals qualify (or qualified) as independent directors under the listing requirements of the NYSE and are financially literate. Through its written charter, Genco’s Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. During fiscal year 2019, Genco’s Audit Committee held four meetings.
Genco’s Compensation Committee was comprised of Kathleen C. Haines, Christoph Majeske and Basil G. Mavroleon during fiscal year 2019. All of these individuals qualify (or qualified) as independent directors under the listing requirements of the NYSE, and none of them is (or was) an employee of Genco. Through its written charter, Genco’s Compensation Committee administers Genco’s cash bonus and equity incentive plans and other corporate benefits programs. Genco’s Compensation Committee also considers from time to time matters of compensation philosophy and competitive status, and also reviews, approves, or recommends cash bonuses, equity grants and other compensation in accordance with the terms of Genco’s 2015 Equity Incentive Plan and its Annual Incentive Plan. Genco’s Compensation Committee generally does not delegate its authority, although Genco’s officers are responsible for the day-to-day administration of the 2015 Equity Incentive Plan and the Annual Incentive Plan. Directors’ compensation is established by the Genco Board of Directors upon the recommendation of Genco’s Compensation Committee. During fiscal year 2019, Genco’s Compensation Committee held four meetings.
Genco’s Nominating and Corporate Governance Committee was comprised of James G. Dolphin, Christoph Majeske and Basil G. Mavroleon during fiscal year 2019. All of these individuals qualify as independent directors under the listing requirements of the NYSE, and none of them is an employee of Genco. Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing Genco’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the Nominating and Corporate Governance Committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The Committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates, but has not done so to date. The Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. The Committee considers candidates based on materials provided, and will consider whether an interview is appropriate. The Committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at Genco headquarters, on the same basis. During fiscal year 2019, the Nominating and Corporate Governance Committee held two meetings.

As noted above, the Nominating and Corporate Governance Committee considers many factors when determining the eligibility of candidates for nomination to the Board. The Committee does not have a diversity policy; however, in the event of a vacancy, the Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in meeting its mission.
Executive Sessions
Under the Corporate Governance Guidelines that Genco adopted to assure free and open discussion and communication among the non-management directors, the non-management directors will seek to meet at least annually and may meet as the non-management directors deem appropriate. In addition, if there are any non-management directors who are not independent directors, the independent directors shall meet in executive session at least once each year. The presiding director at any executive session with the non-management or independent directors will be the Chairman if the Chairman is present and is a non-management or independent director (as applicable) and will otherwise be selected by a majority of the non-management or independent directors (as applicable) present at the meeting. All of Genco’s directors other than Mr. Regan are currently non-management directors, and one executive session of independent directors was held in fiscal year 2019.
Board Leadership Structure
As noted above, Genco’s Board is currently comprised of a majority of independent directors. Genco recognizes that different Board leadership structures may be appropriate for Genco during different periods of time and under different circumstances. Genco believes that its current Board leadership structure is suitable for Genco because it allows Genco to consider a broad range of opinions in the course of its Board deliberations, including those with knowledge of Genco’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.
Genco’s Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. Genco’s Board believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of Genco and its shareholders at the time of such determination.
Genco’s Board has placed the responsibilities of Chairman with Mr. Regan. Given Mr. Regan’s knowledge and experience regarding general business, finance, and the shipping industry, Genco believes his service as Chairman provides significant value to Genco and its shareholders. In addition, Genco’s Chairman contributes to developing Genco’s strategy in conjunction with the Chief Executive Officer; facilitating communication among the directors; organizing the meeting schedules and agendas of the Board; and presiding at Board and shareholder meetings.
Genco’s Corporate Governance Guidelines provide the flexibility for Genco’s Board to modify or continue Genco’s leadership structure in the future, as it deems appropriate.
Risk Oversight
Genco’s Board believes that oversight of Genco’s risk management efforts is the responsibility of the entire Board. It views risk management as an integral part of Genco’s strategic planning process. The subject of risk management is regularly discussed at Board meetings with Genco’s Chief Executive Officer and Chief Financial Officer. Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, Genco’s Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. Genco’s Nominating and Corporate Governance Committee oversees risk associated with Genco’s Corporate Governance Guidelines and Code of Ethics, including compliance with listing standards for independent directors, committee assignments, and conflicts of interest. Genco’s Compensation Committee oversees the risk related to Genco’s executive compensation plans and arrangements.

MANAGEMENT
Information About Our Executive Officers
The following tables set forth certain information with respect to the executive officers of Genco (other than Arthur L. Regan, for whom information is set forth above under the heading “Board of Directors”):
Name	Age	Position
John C. Wobensmith	50	Chief Executive Officer, President, and Secretary
Apostolos Zafolias	41	Chief Financial Officer and Executive Vice President, Finance
Joseph Adamo	58	Chief Accounting Officer, Treasurer, and Controller
Robert Hughes	45	Chief Operations Officer
John C. Wobensmith has served as our Chief Executive Officer since March 23, 2017 and our President since December 19, 2014. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. From 2010 until Baltic Trading’s merger with our Company on July 17, 2015, Mr. Wobensmith served as President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Baltic Trading. He was given the additional title of Chief Executive Officer of Genco on March 23, 2017. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 20 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a bachelor’s degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation.
Apostolos Zafolias has served as Genco’s Chief Financial Officer since December 19, 2014. Mr. Zafolias has been employed with Genco since May 2005. Since July 2013, Mr. Zafolias has served as Genco’s Executive Vice President, Finance, playing an integral part in the execution of its finance strategy. Mr. Zafolias has approximately 14 years of experience in the shipping industry with a focus on mergers and acquisitions, commercial bank financing, debt and equity capital markets transactions, and SEC reporting. Before being appointed Executive Vice President, Finance in July 2013, Mr. Zafolias held various finance leadership positions at Genco. He has a bachelor of science degree from Babson College and holds the Chartered Financial Analyst designation.
Joseph Adamo has served as Genco’s Chief Accounting Officer since December 19, 2014. Mr. Adamo has been employed with Genco since June 2005. Mr. Adamo’s initial position with Genco was Controller until April 2010, when he was promoted to Treasurer and Controller. Mr. Adamo is responsible for overseeing Genco’s accounting department, including certain filings with the SEC. Prior to joining Genco, Mr. Adamo was a turnaround consultant providing restructuring advisory services to distressed companies. Prior to that, Mr. Adamo served as Chief Financial Officer for two private companies. Mr. Adamo started his career in public accounting working for Price Waterhouse, currently PriceWaterhouseCoopers LLP. He has a bachelor’s degree in accounting from Pace University and is a licensed Certified Public Accountant.
Robert Hughes has served as Genco’s Chief Operations Officer since January 22, 2019. Captain Robert Hughes, has over 20 years of operations and leadership experience in the drybulk and broader shipping industry. Most recently, Captain Hughes was at Cargill Ocean Transportation, serving as Americas Operations and Global Technical Manager since November 2013. Prior to that, he served as Deputy Commercial Operations Manager at OSG Ship Management from 2008-2012 and held senior positions at Stolt-Neilsen and the U.S. Merchant Marines. Since 1997, Captain Hughes has also held a variety of active and reservist U.S. naval positions in Asia, East Africa, Europe and the Middle East, currently serving as a Commanding Officer at Military Sealift Command in the U.S. Navy Reserve. Captain Hughes earned a Masters in Strategic Studies from the United States Army War College, an M.B.A. from Molloy College, a diploma from the Air Force Command & Staff College and a B.A. from the United States Merchant Marine Academy.

As described above, Mr. Wobensmith serves as an executive officer of Genco. On April 21, 2014, Genco and its subsidiaries other than Baltic Trading and its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code.
EXECUTIVE COMPENSATION
We are a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. As a result of being a smaller reporting company, we do not provide pay for performance, compensation and risk and compensation ratio disclosures and compensation committee interlocks disclosures, a compensation discussion and analysis or a compensation committee report, among other disclosures. We will remain a “smaller reporting company” until such time as our public float as of the last business day of our most recently completed second fiscal quarter is at least $250 million.
Because the Company qualifies as a “smaller reporting company,” under SEC rules, only our chief executive officer and next two highest paid executive officers who were serving as executive officers at the end of the last completed fiscal year are considered “named executives” for purposes of this proxy statement. The following table sets forth the compensation paid to the Company’s named executive officers for the fiscal years ended December 31, 2019 and 2018.
Detailed compensation information for each of the named executives is presented in the tables following this discussion in accordance with SEC rules. All of the share numbers in the compensation tables below and the accompanying narrative give effect to the 1-for-10 reverse stock split of Genco’s common stock that was effected on July 7, 2016.
Summary Compensation Table
The following table sets forth in summary form information concerning the compensation paid by us for the years ended December 31, 2019 and December 31, 2018, to our named executives:
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	All Other Compensation ($) (i)	Total ($) (j)
John C. Wobensmith Chief Executive Officer and President	2019	$650,000	$685,718	$500,002(4)	$508,108(6)	$39,656(8)	$2,383,484
	2018	$650,000	$742,072	$275,005(5)	$496,707(7)	$38,158(9)	$2,201,942
Apostolos D. Zafolias Chief Financial Officer	2019	$325,000	$222,858	$74,998(10)	$76,215(12)	$19,656(8)	$718,727
	2018	$300,000	$232,372	$49,996(11)	$90,313(13)	$19,305(9)	$691,986
Arthur L. Regan Chairman of the Board	2019	$325,000	—	$162,498(14)	$165,135(16)	$19,656(8)	$672,289
	2018	$325,000	—	$112,504(15)	$203,201(17)	$19,305(9)	$660,010
(1)	The amounts in column (d) were determined in accordance with Genco’s Annual Incentive Plan described below.
(2)
The amounts in column (e) reflect the aggregate grant date fair value of restricted stock awards pursuant to Genco’s 2015 Equity Incentive Plan computed in accordance with FASB ASC Topic 718. The actual amount realized by the named executive will likely vary based on a number of factors, including Genco’s performance, stock price fluctuations and applicable vesting.

(3)
The amounts in column (f) reflect the aggregate grant date fair value of option awards pursuant to Genco’s 2015 Equity Incentive Plan computed in accordance with FASB ASC Topic 718. The actual amount realized by the named executive will likely vary based on a number of factors, including Genco’s performance, stock price fluctuations and applicable vesting.

(4)
Represents a grant of 59,595 restricted stock units awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of 84,986 restricted stock units having a grant date fair value of $600,001 awarded on February 25, 2020 for the year ended December 31, 2019, representing the number of units obtained by dividing $600,000 by the closing price of our common stock of $7.06 on the award date, with fractions rounded to the nearest whole unit.

(5)	Represents a grant of 20,088 restricted stock units awarded on February 27, 2018 for the year ended December 31, 2017.
(6)
Represents a grant of options to purchase 135,135 shares with an original exercise price of $8.39 per share (adjusted to $8.065 for the special dividend paid on December 5, 2019) having a grant date fair value of $508,108 awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of options to purchase 168,539 shares with an exercise price of $7.06 per share having a grant date fair value of $338,763 awarded on February 25, 2020 for the year ended December 31, 2019. This number of options was obtained by dividing $300,000 by a value per option of $1.78, with fractions rounded to the nearest whole option.

(7)
Represents a grant of options to purchase 65,789 shares with an original exercise price of $13.69 per share (adjusted to $13.365 for the special dividend paid on December 5, 2019) awarded on February 27, 2018 for the year ended December 31, 2017.

(8)
Represents matching payments made to the 401(k) Plan and, in the case of Mr. Wobensmith, $20,000 in life insurance premiums paid by Genco in addition to his $19,656 401(k) Plan matching payment in 2019.

(9)
Represents matching payments made to the 401(k) Plan and, in the case of Mr. Wobensmith, $18,853 in life insurance premiums paid by Genco in addition to his $19,305 401(k) Plan matching payment in 2018.

(10)
Represents a grant of 8,939 restricted stock units having a grant date fair value of $74,998 awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of 14,164 restricted stock units having a grant date fair value of $99,998 awarded on February 25, 2020 for the year ended December 31, 2019, representing the number of units obtained by dividing $100,000 by the closing price of our common stock of $7.06 on the award date, with fractions rounded to the nearest whole unit.

(11)	Represents a grant of 3,652 restricted stock units awarded on February 27, 2018 for the year ended December 31, 2017.
(12)
Represents a grant of options to purchase 20,270 shares with an original exercise price of $8.39 per share (adjusted to $8.065 for the special dividend paid on December 5, 2019) having a grant date fair value of $76.215 awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of options to purchase 28,090 shares with an exercise price of $7.06 per share having a grant date fair value of $56,461 awarded on February 25, 2020 for the year ended December 31, 2019. This number of options was obtained by dividing $50,000 by a value per option of $1.78, with fractions rounded to the nearest whole option.

(13)
Represents a grant of options to purchase 11,962 shares with an original exercise price of $13.69 per share (adjusted to $13.365 for the special dividend paid on December 5, 2019) awarded on February 27, 2018 for the year ended December 31, 2017.

(14)
Represents a grant of 19,368 restricted stock units having a grant date fair value of $162,498 awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of 28,329 restricted stock units having a grant date fair value of $200,003 awarded on February 25, 2020 for the year ended December 31, 2019, representing the number of units obtained by dividing $200,000 by the closing price of our common stock of $7.06 on the award date, with fractions rounded to the nearest whole unit.

(15)	Represents a grant of 8,218 restricted stock units awarded on February 27, 2018 for the year ended December 31, 2017.
(16)
Represents a grant of options to purchase 43,919 shares with an original exercise price of $8.39 per share (adjusted to $8.065 for the special dividend paid on December 5, 2019) having a grant date fair value of $165,135 awarded on March 4, 2019 for the year ended December 31, 2018. Does not include a grant of options to purchase 56,180 shares with an exercise price of $7.06 per share having a grant date fair value of $112,922 awarded on February 25, 2020 for the year ended December 31, 2019. This number of options was obtained by dividing $100,000 by a value per option of $1.78, with fractions rounded to the nearest whole option.

(17)
Represents a grant of options to purchase 26,914 shares with an exercise price of $13.69 per share (adjusted to $13.365 for the special dividend paid on December 5, 2019) having a grant date fair value of $165,135 awarded on March 4, 2019 for the year ended December 31, 2018.

The following table provides information on option, warrant, and restricted stock unit awards under Genco’s 2014 Management Incentive Plan and 2015 Equity Incentive Plan outstanding as of December 31, 2019 (giving effect to the 1-for-10 reverse stock split of Genco’s common stock that was effected on July 7, 2016):
Outstanding Equity Awards at Fiscal Year End
	Option or Warrant Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable (b)	Number of Securities Underlying Unexercised Options or Warrants (#) Unexercisable (c)	Option or Warrant Exercise Price ($) (e)	Option or Warrant Expiration Date (f)	Number of Units that Have Not Vested (#)(i)	Market or Payout Value of Units That Have not Vested ($)(j)(1)
John C. Wobensmith	—	135,135(2)	$8.065	3/4/25	59,595(6)	$632,899
	21,929(3)	43,860(3)	$13.365	2/27/24	13,392(7)	$142,223
	133,000(4)	—	$10.805	3/23/23	—	—
	47,613(5)	—	$247.01511	8/7/23	—	—
	49,340(5)	—	$273.89981	8/7/23	—	—
	74,195(5)	—	$325.95317	8/7/23	—	—
Total	326,077	178,995			72,987	$775,122

Apostolos D. Zafolias	—	20,270	$8.065	3/4/25	8,939(6)	$94,932
	3,987(3)	7,975(3)	$13.365	2/27/24	2,435(7)	$25,860
	4,070(5)	—	$247.01511	8/7/23	—	—
	4,218(5)	—	$273.89981	8/7/23	—	—
	6,343(5)	—	$325.95317	8/7/23	—	—
Total	18,618	28,245			11,374	$120,792

Arthur L. Regan	—	43,919	$8.065	3/4/25	19,368(6)	$205,688
	8,971	17,943(3)	$13.365	2/27/24	5,479(7)	$58,187
Total	8,971	61,862			24,847	$263,875
(1)	The value of the unvested stock awards equals the number of unvested shares or RSUs multiplied by $10.62, the closing market price of Genco’s common stock on the NYSE on December 31, 2019.
(2)
Represents awards of options exercisable for shares of Genco’s common stock pursuant to Genco’s 2015 Equity Incentive Plan made on March 4, 2019 that were entirely unvested as of December 31, 2019. The options are exercisable on a cashless basis and contain customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transactions. The options generally vest annually in three equal installments on each of the first three anniversaries of March 4, 2019.

(3)
Represents awards of options exercisable for shares of Genco’s common stock pursuant to Genco’s 2015 Equity Incentive Plan made on February 27, 2018. The options are exercisable on a cashless basis and contain customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transactions. The options generally vest annually in three equal installments on each of the first three anniversaries of February 27, 2018.

(4)
Represents an award of options exercisable for a total of 133,000 shares of Genco’s common stock pursuant to Genco’s 2015 Equity Incentive Plan awarded in connection with the executive’s entry into an amendment to his employment agreement on March 23, 2017 that were entirely vested as of October 15, 2019. The options are exercisable on a cashless basis and contain customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transactions. The original exercise price of $11.13 per share was adjusted to $10.085 for the special dividend paid on December 5, 2019.

(5)
Represents awards of warrants exercisable for shares of Genco’s common stock pursuant to Genco’s 2014 Management Incentive Plan that were entirely vested as of December 31, 2018. The warrants are exercisable on a cashless basis and contain customary anti-dilution protection in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transactions. The exercise prices of these warrants were adjusted from $259.10 to $247.01511, from $287.30 to $273.89981, and from $341.90 to $325.95317, respectively, as a result of the special and quarterly dividends paid on December 5, 2019.

(6)
Represents awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan that were entirely unvested as of December 31, 2019. The RSUs generally vest annually in three equal installments on each of the first three anniversaries of March 4, 2019.

(7)
Represents the unvested portions of awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 27, 2018. The RSUs generally vest annually in three equal installments on each of the first three anniversaries of February 27, 2018.

Genco’s executive compensation program is overseen by Genco’s Compensation Committee. The Compensation Committee reviews, administers and designs Genco’s compensation plans and policies, and recommends such plans and policies to Genco’s Board for approval. Genco’s Compensation Committee also reviews and approves the corporate goals and objectives relevant to the compensation of Genco’s named executives, evaluates corporate performance and the performance of each of Genco’s executives, and recommends to Genco’s Board the compensation (cash and equity) of Genco’s named executives and selected other executives.
Genco’s Compensation Committee retained Lyons, Benenson & Company Inc. (“LB&Co.”), an independent compensation consultant, to assist and advise Genco’s Compensation Committee with respect to several aspects of Genco’s executive compensation programs and corporate governance. The services that LB&Co. was retained for include reviewing and advising Genco on its compensation philosophy, strategy and program; analyzing the appropriateness of a compensation comparator peer group; providing and analyzing competitive market compensation data; analyzing the effectiveness of the existing compensation programs and making recommendations, as appropriate; providing advice and counsel on best practices in compensation and corporate governance, keeping Genco and its Compensation Committee apprised of trends, developments, legislation and regulations affecting executive and director compensation; and conducting a risk assessment of Genco’s incentive compensation programs and making recommendations, as appropriate. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform And Consumer Protection Act, Genco’s Compensation Committee has considered the relevant factors (including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has determined that LB&Co. is independent and has no conflicts of interest.
Genco’s Compensation Committee consults with Genco’s Chief Executive Officer and, as appropriate, its other named executives regarding their views on their compensation and the compensation of those who report to them directly or indirectly. However, Genco’s Compensation Committee makes the final recommendation to Genco’s Board with respect to each executive’s compensation. For purposes of determining the amounts of cash bonuses payable to our named executive officers and other employees, the Compensation Committee recommended, and the Board approved, the Annual Incentive Plan described below.
Annual Incentive Plan
During 2018, members of the Compensation Committee, the Board, and management discussed implementation of a plan embodying weighted performance criteria to calculate cash bonuses that may become payable to Genco’s executive officers and other employees, including the specific parameters and goals for 2018 bonuses. This process culminated in Genco’s Board adopting such a cash bonus plan for purposes of the year ended December 31, 2018 and future years (the “Annual Incentive Plan”). Acting on the recommendation of its Compensation Committee, the Board approved the principal terms of the Annual Incentive Plan on December 18, 2018, adopted a written plan document for the Annual Incentive Plan on March 4, 2019. The Annual Incentive Plan is administered by the Company’s Compensation Committee or, if it elects, the Board or another committee designated by the Board, and provides for the establishment from time to time of measurable criteria intended to reinforce a pay for performance framework aligning the interests of executive officers and other employees with those of the shareholders. Performance measures so established may include, without limitation, earnings-based measures (such as EBITDA, adjusted EBITDA, operating income, and revenue), measures relating to the Company’s share price (such as relative total shareholder return), costs versus budget, other strategic goals, and individual management-based objectives. Performance goals may be absolute goals or relative goals, including, without limitation, goals based on comparisons to the performance of other companies or an index covering multiple companies, measured with respect to one or more of the applicable performance measures. The method for computing any amount of compensation payable under the Annual Incentive Plan may include, without limitation, the designation of one or more threshold, target, or maximum bonus levels, determination of the bonus amount to be paid at each such level, and the weighting of metrics used to determine the total bonus award.
Following the Compensation Committee’s consideration of appropriate metrics, the following performance measures were established under the Annual Incentive Plan for calculation of cash bonuses for 2019: Adjusted EBITDA relative to an internal goal, time charter equivalent (TCE) performance of our fleet compared to an internal benchmark, costs incurred by the Company compared to the budgeted costs, total shareholder return of Genco’s common stock compared to a peer group, and achievement of individual performance goals. Actual bonuses for 2019 could range from 0 to 150 percent of the target bonus amounts. These bonuses were calculated on the basis of performance relative to each performance metric, and for each metric there are threshold, target and maximum bonus levels. In respect of each metric, no bonus amount was generated for performance below the threshold level; 50% of the target bonus amount was generated for performance at threshold; the target bonus amount was generated for performance at the target level; and the maximum bonus amount was generated for performance at the maximum level. The amount awarded for achievement of individual performance goals was within the Board’s discretion for named executive officers. Actual bonus amounts were calculated by linear interpolation between the threshold and the target and between the target and the maximum. For the year ended December 31, 2019, the cash bonus amount payable ranged from $0 to $975,000 for John C. Wobensmith, Chief Executive Officer and President, based on a target bonus of $650,000; and from $0 to $316,875 for Apostolos Zafolias, Chief Financial Officer and Executive Vice President, Finance, based on a target bonus of $211,250.
2015 Equity Incentive Plan
Genco’s 2015 Equity Incentive Plan provides for equity awards with respect to shares of Genco’s common stock in the form of non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, RSUs, or unrestricted stock. Awards are available to officers, directors, and executive, managerial, administrative and professional employees of and consultants to Genco or any subsidiary or joint venture of Genco. The other terms and conditions of Genco’s 2015 Equity Incentive Plan are substantially similar to those of its 2012 Equity Incentive Plan and 2005 Equity Incentive Plan under which Genco historically made previous equity awards. Genco’s Compensation Committee administers the 2015 Equity Incentive Plan and recommends discretionary awards under this plan for approval by Genco’s Board.
Executive Employment Agreement
Genco entered into an Employment Agreement (the “Employment Agreement”) with John C. Wobensmith, Genco’s Chief Executive Officer and President, on September 21, 2007, as amended on March 26, 2014, June 23, 2014, April 30, 2015, and, most recently, by the letter agreement dated March 23, 2017, with an initial two year term and an automatic renewal for additional one year terms, unless either party terminates the Employment Agreement on at least 90 days’ notice. Under the March 23, 2017 amendment, his salary rate was increased from $600,000 to $650,000 per annum. The Employment Agreement also provides for discretionary bonuses as determined by Genco’s Compensation Committee in its sole discretion; such bonuses are now governed by the Annual Incentive Plan, as discussed above. Mr. Wobensmith will also be eligible to receive restricted stock and other equity grants from time to time pursuant to Genco’s 2015 Equity Incentive Plan or any successor employee stock incentive, warrant or option plan. Genco will pay for life insurance and long-term disability insurance for Mr. Wobensmith pursuant to the Employment Agreement at a cost of no more than $20,000 per annum.
The March 23, 2017 letter agreement eliminated a provision requiring the Company to fund any excise tax Mr. Wobensmith may owe under Section 4999 of the Internal Revenue Code on a fully “grossed-up” basis as a result of payments following a change in control, removed the inclusion of the value of past equity awards in calculating any severance amount following a change in control, made certain changes to the change in control provision to provide, among other things, that beneficial ownership of shares by specified major shareholders will not constitute a change in control under the Employment Agreement, clarified that certain actions will not constitute “good reason” under the Employment Agreement, and provided that the non-competition provision will continue to apply for six months following a change in control, a termination without “cause,” or a termination for “good reason” (the non-competition provision previously did not apply to these scenarios). In the event of a change of control, the letter agreement provides that Mr. Wobensmith will receive the greater of (1) the amount he would receive if he were paid the full severance amount called for under his Employment Agreement reduced by the amount of any excise tax thereon (which Mr. Wobensmith would pay) and (2) the amount he would receive if his cash severance payments were reduced to the maximum amount that would not result in an excise tax. Pursuant to the letter agreement, our Board of Directors awarded Mr. Wobensmith a grant of 292,398 RSUs and options to purchase 133,000 shares with an exercise price of $11.13 per share, all of which have vested. Each RSU represents the right to receive one share of the issuer's common stock, or in the sole discretion of our Compensation Committee, the value of a share of common stock on the date that the RSU vests.

Under the Employment Agreement, Mr. Wobensmith has agreed to protect Genco’s confidential information for three years after termination, and not to solicit Genco’s employees for other employment for two years after termination. He has also agreed not to engage in certain defined competitive activities described in the Employment Agreement for two years after the termination of his employment with Genco. Certain provisions regarding competitive activities will only apply for six months following a change of control or in the event of termination of Mr. Wobensmith by Genco without cause or by Mr. Wobensmith for good reason. For purposes of the Employment Agreement, change of control is defined generally as the acquisition of beneficial ownership of more than 50% of the aggregate voting power of Genco by any person or group other than certain transactions by certain specified parties; the sale of all or substantially all of Genco’s assets within a 12-month period, other than sales to certain specified parties; any merger or similar transaction in which holders of Genco’s voting stock immediately prior to such transaction do not hold at least 50% of the voting stock of the surviving entity; or the acquisition of beneficial ownership of more than 40% of the aggregate voting power of Genco by any person or group that is required to file a Schedule 13D, other than transactions by certain specified persons.
If Mr. Wobensmith is terminated without cause or resigns for good reason, Genco will pay him a pro rata bonus for the year of termination equal to the amount by which his average short-term annual cash bonus over the three prior years exceeds the value of his cash bonus for the year of termination (prorated for length of employment in the year of termination), plus a lump sum equal to double the average of his prior three years’ annual incentive awards, plus double his annualized base salary, and provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of two years. If a termination without cause or resignation for good reason occurs within two years of a change in control, (i) the amounts that are doubled above become tripled, (ii) the coverage period of two years becomes three years, and (iii) the average of his prior three years’ annual incentive awards will instead be the average of his annual incentive awards for the three years immediately preceding the change in control. Mr. Wobensmith’s annual incentive award for a given year is his cash bonus earned for that year.
In the event of termination of Mr. Wobensmith’s employment due to his death or disability, Genco will pay him, or his estate, a pro rata bonus for the year of termination as described above and one year’s salary and, in the case of disability, to provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of one year.
Accelerated Vesting of RSUs
Under the terms of Mr. Wobensmith’s and Mr. Regan’s RSU grant agreements, the RSUs vest in full six months after the occurrence of a change of control (as defined under the 2015 Plan), subject to the executive’s continued employment on such date, unless the RSU award is not assumed, continued or substituted for by the acquirer, in which case the RSUs will vest in full immediately upon a change in control. In addition, under grant agreements entered into in 2020, if the executive’s service is otherwise terminated by Genco without cause, or, in Mr. Wobensmith’s case, he terminates his service for good reason (as defined the Employment Agreement) the portion of the RSUs that would have vested upon the next vesting date will vest immediately, subject to vesting in full if termination occurs when Genco is party to a definitive agreement that will result in a change in control. Under grant agreements entered into prior to 2020, if the executive’s service is terminated by Genco without cause or, in Mr. Wobensmith’s case, he terminates his service for good reason, the RSUs fully vest immediately. Also, if the executive’s service is terminated by Genco by reason of his death or disability (as defined in the RSU grant agreement), the RSUs become vested as to a pro rata percentage of the RSUs, calculated monthly, that would otherwise become vested at the next vesting date. For purposes of the RSUs, “service” means a continuous time period during which the executive is at least one of the following: an employee or a director of, or a consultant to, Genco.
Under the terms of Mr. Zafolias’ RSU grant agreements, the RSUs vest in full if Mr. Zafolias’ service is terminated by Genco without cause within twelve months after the occurrence of a change of control, unless the RSU award is not assumed, continued or substituted for by the acquirer, in which case the RSUs will vest in full immediately upon a change in control. In addition, if his service is otherwise terminated by Genco without cause, the portion of the RSUs that would have vested upon the next vesting date will vest immediately. Also, if his service is terminated by Genco by reason of his death or disability, the RSUs become exercisable as to a pro rata percentage of the RSUs, calculated monthly, that would otherwise become exercisable at the next vesting date.

Accelerated Exercisability of Options
Under the terms of Mr. Wobensmith’s and Mr. Regan’s option agreements, the options vest in full and are exercisable for the full exercise period six months after the occurrence of a change of control, subject to the executive’s continued employment on such date, unless the option award is not assumed, continued or substituted for by the acquirer, in which case the options will vest in full immediately upon a change in control. In either event, the options will become exercisable for the full exercise period. In addition, under option agreements entered into in 2020, if the executive’s service is otherwise terminated by Genco without cause, or, in Mr. Wobensmith’s case, he terminates his service for good reason, the portion of the options that would have vested upon the next vesting date will vest immediately and become exercisable for twelve months, subject to vesting in full and exercisability for the full exercise period if termination occurs when Genco is party to a definitive agreement that will result in a change in control. Under option agreements entered into prior to 2020, if the executive’s service is terminated by Genco without cause or, in Mr. Wobensmith’s case, he terminates his service for good reason, the options fully vest immediately and become exercisable in full for the full exercise period. Also, if the executive’s service is terminated by Genco by reason of his death or disability, the options become exercisable as to a pro rata percentage of the options, calculated monthly, that would otherwise become exercisable at the next vesting date for a period of one year after termination. For purposes of the options, “service” means a continuous time period during which the executive is at least one of the following: an employee or a director of, or a consultant to, Genco.
Under the terms of Mr. Zafolias’ option agreements, the options vest in full if Mr. Zafolias’ service is terminated by Genco without cause within twelve months after the occurrence of a change of control, unless the option award is not assumed, continued or substituted for by the acquirer, in which case the options will vest in full immediately upon a change in control. In either event, the options will become exercisable for twelve months. In addition, if his service is otherwise terminated by Genco without cause, the portion of the options that would have vested upon the next vesting date will vest immediately and become exercisable for twelve months. Also, if his service is terminated by Genco by reason of his death or disability, the options become exercisable as to a pro rata percentage of the RSUs, calculated monthly, that would otherwise become exercisable at the next vesting date for a period of one year after termination.
Director Compensation
For fiscal year 2019, each director of Genco other than Mr. Han, Mr. Mahony, Mr. Majeske, Mr. Regan, Mr. Scheir and Mr. Truong received an annual fee of $65,000, a fee of $20,000 for an Audit Committee Chair assignment, $10,000 for an Audit Committee member assignment, $7,500 for a Compensation Committee member assignment, $12,000 for a Nominating and Corporate Governance Committee Chair assignment, and $6,000 for a Nominating and Corporate Governance Committee member assignment. The chairman of an ad hoc committee also received fees of $180,000.
For fiscal year 2019, on May 15, 2019, the date of Genco’s 2019 Annual Meeting of Shareholders, Ms. Haines and Messrs. Dolphin and Mavroleon were each granted RSUs with respect to 9,860 shares of Genco’s common stock. Such amount represents a grant having a dollar value of $84,993.20 based on the closing price of $8.62 at which Genco’s stock was quoted on the NYSE May 15, 2019, with fractional shares rounded down. No shares of the Genco’s common stock are currently outstanding in respect of any of the RSUs. Such shares will only be issued in respect of vested RSUs when the director’s service with the Company as a director terminates.

Genco reimburses its directors for all reasonable expenses incurred by them in connection with serving on their respective Board of Directors. The following table summarizes compensation earned by directors other than Mr. Regan for the year ended December 31, 2019:
Name of Director (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
James G. Dolphin	$267,000	$84,993	—	$351,993
Kathleen C. Haines	$92,500	$84,993	—	$177,493
Daniel Y. Han	—	—	—	—
Kevin Mahony	—	—	—	—
Christoph Majeske	—	—	—	—
Basil G. Mavroleon	$88,500	$84,993	—	$173,493
Jason Scheir	—	—	—	—
Bao D. Truong	—	—	—	—
(1)	The amount indicated represents the total fees for service on the Genco Board of Directors or its committees as set forth above.
(2)
The amounts in column (c) reflect the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. The actual amount realized by the director will likely vary based on a number of factors, including Genco’s performance, stock price fluctuations and applicable vesting. As of December 31, 2019, the number of outstanding restricted stock units awarded to the above directors was as 32,958.45 for Mr. Dolphin, 13,812.75 for Ms. Haines, and 30,985 for Mr. Mavroleon.

For fiscal year 2020, the foregoing amounts of the annual fee for each director, fees for committee assignments, and dollar value on which the annual RSU grants are based are currently the same as in fiscal year 2019.
Equity Compensation Plan Information
The following table provides information as of December 31, 2019 regarding the 2014 Management Incentive Plan and the 2015 Equity Incentive Plan:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	496,148	$10.11	1,606,734
Equity compensation plans not approved by security holders	855,746	$288.99	—
Total	1,351,894	$186.64	1,606,734

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has selected the firm of Deloitte & Touche LLP as Genco’s independent auditors to audit the financial statements of Genco for the fiscal year ending December 31, 2019 and recommends that shareholders vote for ratification of this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
The appointment of our independent auditor is not required by law, regulation or Genco’s governing documents to be submitted for ratification by our shareholders. However, our Audit Committee is submitting its selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019 for ratification by our shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, our Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Genco and its shareholders.
Fees to Independent Auditors for Fiscal 2019 and 2018
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2019 and fiscal 2018 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2019 and fiscal 2018.
Type of Fees	2019 ($ in thousands)	2018 ($ in thousands)
Audit Fees	$628	$537
Audit-Related Fees	$0	$120
Tax Fees	$7	$93
All Other Fees	$0	$0
Total	$635	$750
In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and include services associated with primary and secondary offerings of our common stock in the past two fiscal years and other matters related to our periodic public filings; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated to its Chairman authority to approve a request for pre-approval provided that the same is submitted to the Audit Committee for ratification at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENCO’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE
The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Genco and the independence and performance of Genco’s auditors. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as provided under the applicable listing standards of the NYSE. The Committee operates pursuant to a Charter. As set forth in the Charter, the Committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of Genco’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles, monitoring the effectiveness of Genco’s internal controls, reviewing the its quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.
The Committee met with Genco’s independent auditors to review and discuss the overall scope and plans for the audit of Genco’s consolidated financial statements for the year ended December 31, 2019. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements and the overall quality of Genco’s financial reporting. Management represented to the Committee that Genco’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.
The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect. The Committee has discussed with the auditors the auditors’ independence.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Genco’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Genco’s auditors are in fact “independent.”
Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and independent auditors, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in Genco’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020.
Submitted by the Audit Committee of the Board of Directors:
Kathleen C. Haines, Chair
James G. Dolphin
Basil G. Mavroleon
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Genco filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genco specifically incorporates the Report of the Audit Committee by reference therein.

PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES
OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO SET THE SIZE
OF THE BOARD OF DIRECTORS
The Company’s board of directors proposes that the shareholders approve the proposed amendment to the Company’s Second Amended and Restated Articles of Incorporation to permit the Board of Directors to fix the number of directors by resolution with a minimum of three and a maximum of twelve (the “Board Size Amendment”). The Board Size Amendment would replace existing language in the Second Amended and Restated Articles of Incorporation that fixes the size of the Board at exactly nine members. Our Board of Directors unanimously approved the Board Size Amendment on March 17, 2020, subject to approval by the shareholders at the Annual Meeting. The Board Size Amendment requires the approval of Company’s shareholders by the affirmative vote of sixty six and two-thirds (66.67%) of the voting power of all outstanding shares of Genco common stock entitled to vote.
In the event Proposal No. 3 is passed, the Board intends to set the number of directors at eight. In the event Proposal No. 3 is not passed, the Board intends to fill the resulting vacancy with a candidate nominated by the Nominating and Corporate Governance Committee and elected by the Board. No candidate for such a vacancy has been identified at the present time.
Proposed Amendment
Set forth below is the text of the revised first sentence of Article H, Section (b) of the Company’s Second Amended and Restated Articles of Incorporation after giving effect to the Board Size Amendment being proposed at the Annual Meeting. The foregoing description is qualified in its entirety by reference to such text.
The text of the first sentence of Article H, Section (b) of the Second Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
“The number of directors constituting the Whole Board shall be not be less than three and not more than twelve as fixed from time to time by resolution of the Board.”
Purpose and Effect of the Amendment
Based on their current percentage ownership of Genco’s stock, investment funds affiliated with Strategic Value Partners, LLC have the right to designate one individual rather than two to be nominated for service on our Board of Directors under the terms of a Purchase Agreement they entered into with us effective as of October 4, 2016. SVP has designated Mr. Majeske to be nominated for election at the annual meeting. In light of the foregoing, the Board deemed it appropriate to seek flexibility in setting the size of the Board without obtaining shareholder approval, as currently required by the Company’s Second Amended and Restated Articles of Incorporation.
The ability of the board of directors to determine its own size within a particular range is a common governance practice among public companies in the U.S. that allows the board to adapt rapidly to changing circumstances that companies face. At present, our Board of Directors believes the Company would be better served by a smaller Board that can be more nimble and efficient. Accordingly, if the Board Size Amendment is adopted, the Board intends to set the number of directors to be eight. In the future, the Board may consider increasing or reducing this number. The Board may feel greater efficiency and cost savings may be achieved with a smaller board. On the other hand, the Board may deem it advisable to add new members who would bring useful experience to the Board.
If the Board Size Amendment is adopted, it will become effective upon filing of Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation with the Registrar of Corporations of the Republic of the Marshall Islands, as required by the Marshall Islands Business Corporations Act.
If the Board Size Amendment is not adopted, the size of our Board will remain at nine members. As a result, there will be a vacancy on our Board. In such event, our Board intends to fill such vacancy with an appropriate candidate. No candidate has been identified at this date.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE BOARD SIZE AMENDMENT (ITEM 3 OF THE ENCLOSED PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of May 22, 2020 of:
•	each person, group or entity known to Genco to beneficially own more than 5% of Genco’s stock;
•	each of Genco’s directors and nominees for director;
•
Genco’s Chairman of the Board, Arthur L. Regan; its Chief Executive Officer and President, John C. Wobensmith; its Chief Financial Officer, Apostolos D. Zafolias; its Chief Accounting Officer, Joseph Adamo; and its Chief Operations Officer, Robert Hughes; and

•	all of Genco’s directors and executive officers as a group.
As of May 22, 2020, a total of 41,801,753 shares of common stock were outstanding and entitled to vote at the Special Meeting. Each share of Genco common stock is entitled to one vote on matters on which Genco common shareholders are eligible to vote. The amounts and percentages of Genco common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.
Any information reported below from sources pre-dating the 1-for-10 reverse stock split effected by the Company on July 7, 2016 has been adjusted to reflect such reverse stock split.
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Ownership of Common Stock
Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
John C. Wobensmith	737,066(2)(6)	1.75%
Apostolos Zafolias	33,953(3)(6)	*
Joseph Adamo	7,179(4)	*
Robert Hughes	—	—
James G. Dolphin	—(5)(6)	—
Kathleen C. Haines	—(6)(7)
Daniel Y. Han	—	—
Kevin Mahony	—	—
Christoph Majeske	—	—
Basil G. Mavroleon	1,251(6)(8)	*
Arthur L. Regan	43,796(6)(9)	*
Jason Scheir	—	—
Bao D. Truong	—	—
Investment funds affiliated with Centerbridge Partners, L.P.	10,486,622(10)	25.09%
Investment funds affiliated with Strategic Value Partners, LLC	8,165,428(11)	19.53%
Investment funds managed by affiliates of Apollo Global Management, LLC	5,415,812(12)	12.96%
Accounts managed by Evermore Global Advisors, LLC	2,221,798	5.32%
All current directors and executive officers as a group (13 persons)	823,245	1.95%
(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171.

(2)
Includes warrants to purchase 2,865 shares of our common stock issued to holders of our pre-reorganization common stock previously exercisable for 0.1 shares of common stock and now exercisable for 0.108 shares of common stock; warrants to purchase 173,801 shares of our common stock issued to Mr. Wobensmith under our 2014 Management Incentive Plan; 133,000 shares of our common stock underlying vested options that were granted on March 23, 2017; 43,859 shares of common stock underlying options that were granted on February 27, 2018; and 45,045 shares of common stock underlying options that were granted on March 4, 2019. Does not include 6,696 shares that may be issuable in settlement of restricted stock units awarded on February 27, 2018, which generally vest on February 27, 2021; 21,930 shares of our common stock underlying unvested options that were granted on February 27, 2018, which generally vest on February 27, 2021; 90,090 shares of our common stock underlying unvested options that were granted on March 4, 2019, 45,045 of which generally vest on March 4, 2021 and 45,045 of which generally vest on March 4, 2022; 39,730 shares that may be issuable in settlement of restricted stock units awarded on March 4, 2019, 19,865 of which generally vest on March 4, 2021 and 19,865 of which generally vest on March 4, 2022; 84,986 shares that may be issuable in settlement of restricted stock units awarded on February 25, 2020 that generally vest in equal installments on each of the first three anniversaries of February 25, 2020, subject to postponement of settlement if the vesting occurs during a blackout period or other trading restriction; or 168,539 shares of our common stock underlying unvested options that were granted on February 25, 2020, which generally vest in equal installments on each of the first three anniversaries of February 25, 2020 . Mr. Wobensmith has pledged 337,801 shares of our common stock as security for personal loans.

(3)
Includes warrants to purchase 205 shares issued to holders of our pre-reorganization common stock previously exercisable for 0.1 shares of common stock and now exercisable for 0.108 shares of common stock; warrants to purchase 14,631 shares of our common stock issued to Mr. Zafolias under our 2014 Management Incentive Plan; and 3,987 shares of our common stock underlying options that were granted on February 27, 2018; and 6,756 shares of common stock underlying options that were granted on March 4, 2019. Does not include 1,218 shares of our common stock that may be issuable in settlement of restricted stock units awarded on February 27, 2018, which generally vest on February 27, 2021; 3,988 shares of our common stock underlying unvested options that were granted on February 27, 2018, which generally vest on February 27, 2021; 5,960 shares of our common stock that may be issuable in settlement of restricted stock units awarded on March 4, 2019, 2,980 of which generally vest on March 4, 2021 and 2,980 of which generally vest on March 4, 2022; 13,514 shares of our common stock underlying unvested options that were granted on March 4, 2019, 6,757 of which generally vest on March 4, 2021 and 6,757 of which generally vest on March 4, 2022; 14,164 shares that may be issuable in settlement of restricted stock units awarded on February 25, 2020 that generally vest in equal installments on each of the first three anniversaries of February 25, 2020, subject to postponement of settlement if the vesting occurs during a blackout period or other trading restriction; or 28,090 shares of our common stock underlying unvested options that were granted on February 25, 2020, which generally vest in equal installments on each of the first three anniversaries of February 25, 2020.

(4)
Includes warrants to purchase 308 shares issued to holders of our pre-reorganization common stock previously exercisable for 0.1 shares of common stock and now exercisable for 0.108 shares of common stock and warrants to purchase 4,440 shares of our common stock issued to Mr. Adamo under our 2014 Management Incentive Plan; and 1,351 shares of common stock underlying options that were granted on March 4, 2019. Does not include 1,192 shares of our common stock that may be issuable in settlement of restricted stock units awarded on March 4, 2019, 596 of which generally vest on March 4, 2021 and 597 of which generally vest on March 4, 2022; or 2,703 shares of our common stock underlying unvested options that were granted on March 4, 2019, 1,351 of which generally vest on March 4, 2021 and 1,352 of which generally vest on March 4, 2022; 2,833 shares that may be issuable in settlement of restricted stock units awarded on February 25, 2020 that generally vest in equal installments on each of the first three anniversaries of February 25, 2020, subject to postponement of settlement if the vesting occurs during a blackout period or other trading restriction; or 5,618 shares of our common stock underlying unvested options that were granted on February 25, 2020, which generally vest in equal installments on each of the first three anniversaries of February 25, 2020.

(5)
Does not include 32,958 shares of our common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 10,353 shares of our common stock that may be issuable in settlement of restricted stock units granted on May 15, 2019 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2020 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(6)
Each restricted stock unit represents the right to receive one share of our common stock, or in the sole discretion of our Compensation Committee, the value of a share of common stock on the date that the restricted stock unit vests.

(7)
Does not include 13,812 shares of our common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 10,353 shares of our common stock that may be issuable in settlement of restricted stock units granted on May 15, 2019 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2020 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(8)
Includes warrants to purchase 512 shares issued to holders of our pre-reorganization common stock previously exercisable for 0.1 shares of common stock and now exercisable for 0.108 shares of common stock. Does not include 32,534 shares of our common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 10,353 shares of our common stock that may be issuable in settlement of restricted stock units granted on May 15, 2019 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2020 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(9)
Includes 17,943 shares of common stock underlying options that were granted on February 27, 2018 and 14,639 shares of common stock underlying options that were granted on March 4, 2019. Does not include 16,666 shares of our common stock that may be issuable in settlement of restricted stock units that vested on May 17, 2017; 2,740 shares of our common stock which may be issuable in settlement of restricted stock units awarded on February 27, 2018, which vest on February 27, 2021; 8,972 shares of our common stock underlying unvested options that were granted on February 27, 2018, which vest on February 27, 2021; 12,912 shares of our common stock that may be issuable in settlement of restricted stock units awarded on March 4, 2019, 6,456 of which generally vest on March 4, 2021 and 6,456 of which generally vest on March 4, 2022; 29,280 shares of our common stock underlying unvested options that were granted on March 4, 2019, 14,640 of which generally vest on March 4, 2021 and 14,640 of which generally vest on March 4, 2022; 28,329 shares that may be issuable in settlement of restricted stock units awarded on February 25, 2020 that generally vest in equal installments on each of the first three anniversaries of February 25, 2020, subject to postponement of settlement if the vesting occurs during a blackout period or other trading restriction; or 58,180 shares of our common stock underlying unvested options that were granted on February 25, 2020, which generally vest in equal installments on each of the first three anniversaries of February 25, 2020.

(10)
Consists of 1,544,768 shares owned by Centerbridge Credit Partners, L.P., 2,660,346 shares owned by Centerbridge Credit Partners Master, L.P., 4,810,328 shares owned by Centerbridge Capital Partners II (Cayman), L.P., 35,214 shares owned by Centerbridge Capital Partners SBS II (Cayman), L.P., 242,235 shares owned by Centerbridge Special Credit Partners II, L.P. and 1,193,731 shares owned by Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Master, L.P. Centerbridge Credit Cayman GP Ltd. is the general partner of Centerbridge Credit Partners General Partner, L.P. and Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates II (Cayman), L.P. is the general partner of Centerbridge Capital Partners II (Cayman), L.P. CCP II Cayman GP Ltd. is the general partner of Centerbridge Associates II (Cayman) L.P. and Centerbridge Capital Partners SBS II (Cayman), L.P. Centerbridge Special Credit Partners General Partner II (Cayman), L.P. is the general partner of Centerbridge Special Credit Partners II AIV IV (Cayman), L.P. Centerbridge Special Credit Partners General Partner II (Cayman), L.P. is the general partner of Centerbridge Special Credit Partners II, L.P. CSCP II Cayman GP Ltd. is the general partner of Centerbridge Special Credit Partners General Partner II (Cayman), L.P. and Centerbridge Special Credit Partners II, L.P. Mark T. Gallogly and Jeffrey H. Aronson are the directors of Centerbridge Credit Cayman GP Ltd., CCP II Cayman GP Ltd. and CSCP II Cayman GP Ltd.

The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152. The reported information is based upon the amendment to Schedule 13D filed by Centerbridge Partners, L.P. with the SEC on February 8, 2018.
Mr. Truong is a Senior Managing Director of Centerbridge Partners L.P., and Mr. Mahony is an Associate of Centerbridge Partners L.P., which is affiliated with the shareholders identified in this note. Messrs. Truong and Mahony disclaim beneficial ownership of such shares of common stock of Genco.
(11)
Consists of (i) 2,582,443 shares beneficially owned by Strategic Value Partners, LLC as the investment manager of Strategic Value Master Fund, Ltd. and (ii) 2,286,459 shares beneficially owned by SVP Special Situations III LLC as the investment manager of Strategic Value Special Situations Master Fund III, L.P., 649,859 shares beneficially owned by SVP Special Situations III-A LLC as the investment manager of Strategic Value Opportunities Fund, L.P. and 2,646,667 shares beneficially owned by SVP Special Situations II LLC as the investment manager of Strategic Value Special Situations Master Fund II, L.P. which may also be deemed to be beneficially owned by Strategic Value Partners, LLC as the managing member of each such investment manager entity. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC and is also the indirect majority owner and control person of Strategic Value Partners, LLC, SVP Special Situations III LLC, SVP Special Situations III-A LLC and SVP Special Situations II LLC.

The address of each reporting person is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 96830. The reported information is based upon the amendment to Schedule 13D filed by Strategic Value Partners, LLC with the SEC on November 18, 2019.
Mr. Majeske is a Director at Strategic Value Partners, LLC, and Mr. Han is formerly a Managing Director at Strategic Value Partners, LLC, which is affiliated with the shareholders identified in this note. Messrs. Majeske and Han disclaim beneficial ownership of such shares of common stock of Genco.
(12)
Consists of 399,651 shares owned by Apollo Centre Street Partnership, L.P., 18,575 shares owned by Apollo Franklin Partnership, L.P., 2,297,347 shares owned by Apollo Credit Opportunity Trading Fund III, 298,155 shares owned by AEC (Lux) S.à r.l., 511,890 shares owned by AES (Lux) S.à r.l., 206,258 shares owned by ANS U.S. Holdings Ltd., 1,262,956 shares owned by Apollo Special Opportunities Managed Account, L.P. and 420,976 shares owned by Apollo Zeus Strategic Investments, L.P. Apollo Centre Street Management, LLC serves as the investment manager for Apollo Centre Street Partnership L.P., and Apollo Franklin Management, LLC serves as the investment manager for Apollo Franklin Partnership, L.P. Apollo Credit Opportunity Fund III LP and Apollo Credit Opportunity Fund (Offshore) III LP serve as the general partners of Apollo Credit Opportunity Trading Fund III. Apollo Credit Opportunity Management III LLC serves as the investment manager for each of Apollo Credit Opportunity Fund III LP and Apollo Credit Opportunity Fund (Offshore) III LP. Apollo European Credit Management, L.P. serves as the investment manager for AEC (Lux) S.à r.l. and Apollo European Credit Management GP, LLC serves as the general partner of Apollo European Credit Management, L.P. Apollo European Strategic Management, L.P. serves as the investment manager for AES (Lux) S.à r.l., and Apollo European Strategic Management GP LLC serves as the general partner for Apollo European Strategic Management, L.P. Apollo SK Strategic Investments, L.P. is the sole member-manager of ANS U.S. Holdings Ltd. Apollo SK Strategic Management, LLC serves as the investment manager for Apollo SK Strategic Investments, L.P. Apollo SOMA Advisors, L.P. serves as the general partner of Apollo Special Opportunities Managed Account, L.P., and Apollo SOMA Capital Management, LLC serves as the general partner of Apollo SOMA Advisors, L.P. APH Holdings (DC), L.P. serves as the sole member and manager of Apollo SOMA Capital Management, LLC, and Apollo Principal Holdings IV GP, Ltd. serves as the general partner of APH Holdings (DC), L.P. Apollo SVF Management, L.P. serves as the investment manager of Apollo Special Opportunities Managed Account, L.P., and Apollo SVF Management GP, LLC serves as the general partner of Apollo SVF Management, L.P. Apollo Zeus Strategic Management, LLC serves as the investment manager for Apollo Zeus Strategic Investments, L.P. Apollo Capital Management, L.P. is the sole member and manager of Apollo Centre Street Management, LLC, Apollo Franklin Management, LLC, Apollo Credit Opportunity Management III LLC, Apollo European Credit Management GP, LLC, Apollo European Strategic Management GP, LLC, Apollo SK Strategic Management, LLC, Apollo SVF Management GP, LLC and Apollo Zeus Strategic Management, LLC. Apollo Capital Management GP, LLC is the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P. serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC serves as the general partner of Apollo Management Holdings, L.P.

The address of each of Apollo Centre Street Partnership, L.P., Apollo Centre Street Management, LLC, Apollo Franklin Partnership, L.P., Apollo Credit Opportunity Trading Fund III, Apollo Credit Opportunity Fund III LP, Apollo Credit Opportunity Fund (Offshore) III LP, Apollo SK Strategic Investments, L.P., Apollo Special Opportunities Managed Account, L.P., Apollo SOMA Advisors, L.P., Apollo SOMA Capital Management, LLC, Apollo Principal Holdings II, L.P., Apollo Principal Holdings II GP, LLC, AEC (Lux) S.à r.l., AES (Lux) S.à r.l., ANS U.S. Holdings Ltd., Apollo Zeus Strategic Investments, L.P., Apollo Franklin Management, LLC, Apollo Credit Opportunity Management III LLC, Apollo European Credit Management L.P., Apollo European Credit Management, LLC, Apollo European Strategic Management, L.P., Apollo European Strategic Management LLC, Apollo SK Strategic Management, LLC, Apollo SVF Management, L.P., Apollo SVF Management GP, LLC, Apollo Zeus Strategic Management, LLC, Apollo Capital Management, L.P., Apollo Capital Management GP, LLC, Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC is 9 W. 57th Street, 37th Floor, New York, NY 10019. The reported information is based upon the amendment to Schedule 13D filed by Apollo Management Holdings GP, LLC with the SEC on January 6, 2017.

Mr. Regan is an Operating Partner at Apollo Investment Consulting LLC, and Mr. Scheir is a Managing Director at Apollo Global Management, LLC, each of which is affiliated with the shareholders identified in this note. Messrs. Regan and Scheir disclaim beneficial ownership of such shares of common stock of Genco.
(13)
Consists of 2,221,798 shares beneficially owned by accounts managed by Evermore Global Advisors, LLC as the investment advisor of such accounts pursuant to investment advisory agreements that give Evermore Global Advisors, LLC investment discretion and voting power over the securities held in such accounts.

The address of the reporting person is c/o Evermore Global Advisors, LLC, 89 Summit Avenue, Summit, NJ 07901. The reported information is based upon the Schedule 13G filed by Evermore Global Advisors, LLC with the SEC on January 30, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
In April 2007, Genco’s Board adopted a policy and procedures for review, approval and monitoring of transactions involving Genco and “related persons” (generally, directors and executive officers, director nominees, shareholders owning five percent or greater of any class of Genco’s voting securities, immediate family members of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) and will be applied to any such transactions proposed after its adoption.
Related person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of Genco. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) Genco’s business rationale for entering into the transaction; (v) the alternatives to entering into a related person transaction; (vi) whether the transaction is on terms no less favorable to Genco than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to Genco; and (ix) any other information regarding the transaction or the related person in the context of the merger that would be material to investors in light of the circumstances of the particular transaction. If a director is involved in the transaction, he or she will not cast a vote regarding the transaction.
SHAREHOLDER PROPOSALS
Shareholder proposals to be presented at the 2021 Annual Meeting of Shareholders must be received by Genco at its offices in New York, New York, addressed to the Secretary, not later than February 15, 2021, if the proposal is submitted for inclusion in Genco’s proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act, or not earlier than February 15, 2021 and not later than March 17, 2021 if the proposal is submitted pursuant to Genco’s By-Laws. Such proposals must comply with Genco’s By-Laws and the requirements of Regulation 14A of the Exchange Act.
In addition, Rule 14a-4 of the Exchange Act governs Genco’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to Genco’s 2021 Annual Meeting of Shareholders, if Genco is not provided notice of a shareholder proposal on or after February 15, 2021, but not later than March 17, 2021, Genco will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.
SECTION 16(a) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, Genco’s executive officers and directors and persons who own more than 10% of a registered class of Genco’s equity securities, or 10% holders, are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, Genco’s common stock. Based solely on a review of copies of such reports furnished to Genco, and written representations that no reports were required, Genco believes that during the fiscal year ended December 31, 2019 its executive officers, directors, and 10% holders complied with the Section 16(a) requirements.
ANNUAL REPORT ON FORM 10-K
Genco will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2020 (without the exhibits attached thereto) to any person who was a holder of Genco common stock on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held Genco common stock on the Record Date and should be submitted to John C. Wobensmith, President and Secretary of Genco, at 299 Park Avenue, 12th Floor, New York, New York 10171.

CHARITABLE CONTRIBUTIONS
During fiscal years 2017, 2018, and 2019, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
OTHER MATTERS
At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
BY ORDER OF THE BOARD OF DIRECTORS

John C. Wobensmith Chief Executive Officer and President
Dated: June 5, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/14/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/14/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Arthur L. Regan
02 James G. Dolphin
03 Kathleen C. Haines
04 Kevin Mahony
05 Christoph Majeske
06 Basil G. Mavroleon
07 Jason Scheir
08 Bao D. Truong

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000470350_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Notice & Proxy Statement and the 2019 Annual Report to Shareholders are available at
www.proxyvote.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2020 Notice & Proxy Statement, 2019 Annual Report to Shareholders is/are available at www.proxyvote.com

GENCO SHIPPING & TRADING LIMITED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
July 15, 2020

The shareholder(s) hereby appoint(s) John C. Wobensmith and Apostolos Zafolias, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Genco Shipping & Trading Limited (the ÒCompanyÓ) that the shareholder(s) i are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on July 15, 2020, at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY, 10017, or such other place or by means as the CompanyÕs Board of Directors may determine, and any adjournment or postponement thereof, with all the powers the shareholders would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000470350_2 R1.0.1.18